Exhibit 99.02

Third Quarter 2017 Results – CFO Commentary

February 1, 2017

A reconciliation for non-GAAP financial measures discussed in this commentary to the most directly comparable GAAP financial measures is provided below and included in our financial tables that accompany our earnings press release available on http://investor.symantec.com/investor-relations/events-calendar/.

Q3 Fiscal 2017 Commentary

Compared to our previous Q3 guidance, foreign currency negatively impacted revenue and operating income by $18 million and $11 million, respectively. Foreign currency positively impacted revenue and operating income by $3 million and $7 million on a year-over-year basis.

GAAP revenue was $1,041 million, up 15% year-over-year as reported and up 14% in constant currency. Non-GAAP revenue was $1,088 million, up 20% year-over-year as reported and up 19% in constant currency, and above our prior guidance range on a constant currency basis.

GAAP operating loss was ($16) million and GAAP operating margin was (1.5%).

Non-GAAP operating income was $331 million and non-GAAP operating margin was 30.4%, and above our prior guidance range.

GAAP net income was $46 million and GAAP net income per share was $0.07. Non-GAAP net income was $209 million and non-GAAP EPS was $0.32.
GAAP continuing operations income taxes benefit rate was 8%. Our Q3 fiscal 2017 non-GAAP income taxes expense rate was 29%.

GAAP EPS was calculated using 620 million fully diluted shares. Non-GAAP EPS was calculated using 654 million fully diluted shares.

Q3 Fiscal 2017 Segment Results – Enterprise Security

GAAP Enterprise Security segment revenue was $644 million, up 30% year-over-year as reported and in constant currency. Non-GAAP Enterprise Security segment revenue was $691 million, up 40% year-over-year as reported and in constant currency. Blue Coat contributed $160 million to GAAP Enterprise Security segment revenue and $207 million to non-GAAP Enterprise Security segment revenue.

GAAP Enterprise Security operating income was $58 million resulting in a GAAP operating margin of 9%. Non-GAAP Enterprise Security operating income was $118 million resulting in a non-GAAP operating margin of 17%.

Q3 Fiscal 2017 Segment Results – Consumer Security
Consumer Security segment revenue was $397 million, down 4% year-over-year as reported and down 5% in constant currency.

Consumer Security operating income was $213 million resulting in an operating margin of 54%.

Discontinued Operations

The Veritas sale closed on January 29, 2016. The results of operations of our former information management business are disclosed as discontinued operations on the GAAP income statement and are excluded from our non-GAAP income statement.

Cash Flow Statement

Cash flow from operations was $144 million which included the negative impact of separation and restructuring payments totaling $30 million, in addition to acquisition and integration payments.

Capital expenditures were $18 million. We expect capital expenditures in the fiscal fourth quarter to be approximately $70 million.

During Q3, we paid $53 million in dividends and dividend equivalents and completed our previously announced ASR and received approximately 6.5 million shares.

Balance Sheet

Cash, cash equivalents and short-term investments at the end of the quarter was $5.6 billion of which approximately 61% is located outside of the United States.

Deferred Revenue at the end of the quarter was $2.5 billion. The deferred revenue balance includes $80 million related to Veritas deferred revenue booked in prior shared contracts.

Debt at the end of the quarter was $7.3 billion.
●	A schedule of the dilutive impact from the convertible debt is available on our Investor Relations website.

Outlook
The following statements concerning Symantec are forward-looking and actual results could differ materially from current expectations. These statements are subject to risks and uncertainties, including those set forth in the Risk Factors section in the company’s Annual Report on Form 10-K for the fiscal year ended April 1, 2016, and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016, and as otherwise discussed in the company’s filings with the Securities and Exchange Commission.

Our outlook incorporates a basket of currencies including an end of period EUR/USD exchange rate of $1.05/€.

For the fourth quarter currency will negatively impact our year-over-year growth by 1 point.

For the full year fiscal 2017 currency will positively impact our year-over-year growth by half a point.

Q4 Fiscal 2017

●	We are increasing the low-end our fourth quarter non-GAAP revenue range to be up 24% to 26% in constant currency from our previous implied guidance of 21% to 28% in constant currency.

●
This translates to an outlook of reported revenue of $1,070 to $1,090 million, which incorporates approximately $30 million headwind from currency from the time provided guidance on our second quarter call.

●	We expect enterprise security to be up 48% to 51% in constant currency, which translates to $686 to $702 million in reported revenue.

●	We expect consumer revenue to be down 4% to down 3% in constant currency, which translates to $384 to $388 million in reported revenue.

●	We expect a non-GAAP operating margin of 27% to 29%, which is impacted by 80 bps headwind from currency.

●	We expect non-GAAP net interest expense and other income for the fourth quarter of between $39M and $47M, excluding interest on our planned debt raise for the LifeLock acquisition.

●	We expect non-GAAP EPS of $0.27 to $0.29, which is impacted by a headwind of $0.02 from currency.

●	Underlying this we expect a tax rate of 29% and fully diluted average share count of 658 million.

●	Our share count guidance includes an increase of 12 million shares from the convertible notes relative to the last quarter’s guidance.

●	In addition, our share count guidance includes the impact from our planned $500 million accelerated share repurchase program that we expect to execute during the fourth quarter.

●
Our guidance assumes a fully diluted weighted-average share count of 615 million for GAAP, which equals basic weighted-average shares because the midpoint of our guidance is a loss position, and 658 million for non-GAAP.

●
Our outlook does not include any contribution from LifeLock in the fourth quarter since the acquisition has not yet closed. It also excludes non-GAAP interest on the planned debt raise for the acquisition, GAAP loan fees as well as other operating and non-operating expenses that are contingent upon the consummation of the transaction.

Fiscal 2018

●	We expect GAAP EPS in the range of 63¢ to 73¢ and non-GAAP EPS in the range of $1.70 to $1.80.

Use of GAAP and Non-GAAP Financial Information:
Our results of operations have undergone significant change due to the impact of purchase accounting on revenue and cost of revenue on Blue Coat products, certain acquisition and integration costs, litigation accruals, discontinued operations, stock-based compensation, restructuring, transition and separation matters, charges related to the amortization of intangible assets, and certain other income and expense items that management considers unrelated to the Company’s core operations. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures including constant currency information. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management team uses these non-GAAP financial measures in assessing Symantec’s operating results, as well as when planning, forecasting and analyzing future periods. Investors are encouraged to review the reconciliations of our non-GAAP financial measures to the comparable GAAP results, which are attached below.

Reconciliations of GAAP Measures to Non-GAAP Measures:
SYMANTEC CORPORATION
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)
(Dollars in millions, except per share data, unaudited)

							Year-Over-Year
	Three Months Ended						Non-GAAP Growth Rate
	December 30, 2016			January 1, 2016				Constant
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual	Currency (4)
Net revenues (2)	$1,041	$47	$1,088	$909	$-	$909	20%	19%
Gross profit:	$806	$117	$923	$759	$10	$769	20%	20%
Deferred revenue fair value adjustment (2)		47			-
Stock-based compensation		6			3
Amortization of intangible assets		51			7
Inventory fair value adjustment (3)		13			-
Gross margin %	77.4%	7.4%	84.8%	83.5%	1.1%	84.6%	20 bps	10 bps
Operating expenses:	$822	$(230)	$592	$613	$(98)	$515	15%	16%
Stock-based compensation		(91)			(35)
Amortization of intangible assets		(43)			(13)
Restructuring, separation, transition, and other		(67)			(50)
Acquisition and integration costs		(29)			-
Operating expenses as a % of revenue	79.0%	-24.6%	54.4%	67.4%	-10.7%	56.7%	-230 bps	-180 bps
Operating income (loss)	$(16)	$347	$331	$146	$108	$254	30%	28%
Operating margin %	-1.5%	31.9%	30.4%	16.1%	11.8%	27.9%	250 bps	190 bps
Net income:	$46	$163	$209	$170	$2	$172	22%	N/A
Gross profit adjustment		117			10
Operating expenses adjustment		230			98
Non-cash interest expense and amortization of debt issuance costs		8			-
Income tax effects and adjustments		(90)			(50)
Total net income adjustment from discontinued operations		(102)			(56)
Diluted income (loss) per share:
Income (loss) per share from continuing operations	$(0.09)	$0.41	$0.32	$0.17	$0.09	$0.26
Income per share from discontinued operations	0.16	(0.16)	-	0.08	(0.08)	-
Diluted net income per share	0.07	0.25	0.32	0.25	0.01	0.26	23%	N/A
Diluted weighted-average shares outstanding	620	34	654	671	-	671	-3%	N/A

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.
(2) The adjustment for the three months ended December 30, 2016 relates to the Blue Coat deferred revenue fair value adjustment as a result of purchase accounting. Please see Appendix A for further information.
(3) The adjustment for the three months ended December 30, 2016 relates to the Blue Coat inventory fair value adjustment as a result of purchase accounting. Please see Appendix A for further information.
(4) Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION
Guidance and Reconciliation of GAAP to Non-GAAP Revenue, Operating Margin and Earnings Per Share (1)
(Dollars in millions, except per share data, unaudited)

Fourth Quarter Fiscal Year 2017
	Three Months Ending March 31, 2017
		Year-Over-Year Growth Rate (2)
Revenue Guidance	Range	Actual	Constant Currency (3)
GAAP revenue range	$1,039 - $1,059	19% - 21%	20% - 23%
Add back:
Deferred revenue fair value adjustment	$31	4%	4%
Non-GAAP revenue range (4)	$1,070 - $1,090	23% - 25%	24% - 26%

	Three Months Ending March 31, 2017
		Year-Over-Year Growth Rate (2)
Segment Revenue Guidance	Range	Actual	Constant Currency (3)
GAAP Consumer Security revenue range	$384 - $388	(5%) - (4%)	(4%) - (3%)
GAAP Enterprise Security revenue range	$655 - $671	40% - 43%	41% - 45%
Add back:
Deferred revenue fair value adjustment	$31	7%	7%
Non-GAAP Enterprise Security revenue range (4)	$686 - $702	47% - 50%	48% - 51%

	Three Months Ending March 31, 2017
		Year-Over-Year Increase
Operating Margin Guidance and Reconciliation	Range	Actual
GAAP operating margin	1% - 3%	--
Add back:
Deferred revenue fair value adjustment	2%
Stock-based compensation	6%
Other non-GAAP adjustments	18%
Non-GAAP operating margin	27% - 29%	--

	Three Months Ending March 31, 2017
		Year-Over-Year Growth Rate
Earnings Per Share Guidance and Reconciliation	Range	Actual
GAAP diluted earnings per share range	($0.02) - $0.00	--
Add back:
Deferred revenue fair value adjustment, net of taxes	$0.04
Stock-based compensation, net of taxes	$0.06
Other non-GAAP adjustments, net of taxes	$0.19
Non-GAAP diluted earnings per share range	$0.27 - $0.29	--

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Appendix A.

(2) Growth rates are calculated using prior period GAAP revenue which was the same as non-GAAP revenue.
(3) Management refers to growth rates adjusting for currency fluctuations in foreign currency exchange rates so that the business results can be viewed without the impact of these fluctuations. We compare the percent change of the results from one period to another period in order to provide a consistent framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

(4) The total percentages may not add due to rounding.

Explanation of Non-GAAP Measures
Discontinued operations: In August 2015, we entered into a definitive agreement to sell the assets of our information management business (“Veritas”) to Carlyle. In January 2016, we and Carlyle amended the terms of the purchase agreement for Carlyle's acquisition of Veritas. The transaction closed on January 29, 2016. The results of Veritas are presented as discontinued operations in our Consolidated Statements of Operations and thus have been excluded from continuing operations and segment results for all reported periods. Furthermore, Veritas' assets and liabilities were removed from our Consolidated Balance Sheet as of April 1, 2016, and have been classified as discontinued operations on our Consolidated Balance Sheet for all prior periods.
Deferred revenue fair value adjustment: We define non-GAAP net revenues as net revenues excluding the impact of purchase accounting. We regularly monitor these measures to assess its operating performance. On August 1, 2016, in connection with the Symantec acquisition of Blue Coat, Inc. (“Blue Coat”), and on May 22, 2015, as part of the Bain Capital Investors, LLC (“Bain”) acquisition of Blue Coat, the deferred revenue balances from Blue Coat products were required to be written down due to purchase accounting in accordance with GAAP. The impact on revenues related to purchase accounting as a result of these transactions, particularly as a result of the Symantec acquisition of Blue Coat, limits the comparability of revenues between periods. While the deferred revenue written down in connection with the acquisitions will never be recognized as revenues under GAAP, we do not expect the Symantec or Bain acquisition of Blue Coat to have an impact on future renewal rates of the contracts included within the deferred revenue write-down, nor do we expect revenues generated from new service and subscription contracts to be similarly impacted by purchase accounting adjustments. Accordingly, we believe presenting non-GAAP net revenues to exclude the impact of purchase accounting adjustments, including the deferred revenue write-down, aids in the comparability between periods and in assessing our overall operating performance. Without these adjustments, it would be difficult for investors to assess our financial performance and trends. Non-GAAP net revenues has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for GAAP net revenues. Other companies in our industry may calculate this measure differently, which may limit its usefulness as a comparative measure.
Inventory fair value adjustment: Purchase accounting requires us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustments to our cost of revenues in the third quarter of fiscal 2017 exclude the expected profit margin component that is recorded under purchase accounting associated with our acquisition of Blue Coat. We believe the adjustments are useful to investors as an additional means to reflect cost of revenues and gross margin trends of our business.
Stock-based compensation: This consists of expenses for employee stock options, restricted stock units, performance based awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation. When evaluating the performance of our individual business units and developing short- and long-term strategic plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but not for stock-based compensation expenses as we believe that management is limited in its ability to project the impact of stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.

Amortization of intangible assets: When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.
Acquisition and integration costs: These represent the transaction and integration costs associated with the Blue Coat acquisition and transaction costs from the expected LifeLock, Inc. acquisition. These costs include all incremental expenses incurred to effect a business combination. Acquisition costs include advisory, legal, accounting, valuation, and other professional or consulting fees. Integration costs include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs. We exclude the transaction and integration expenses as they are related acquisitions and have no direct correlation to the operation of our business and because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer operating results.
Restructuring, separation, transition and other: We have engaged in various restructuring, separation, transition, and other activities over the past several years that have resulted in costs associated with severance, facilities, transition, and other related costs. Separation and associated costs consist of consulting and disentanglement costs incurred to separate our security and information management businesses into standalone companies, as well as costs to prune selected product lines that do not fit either our growth or margin objectives. Transition and associated costs primarily consist of consulting charges associated with the implementation of new enterprise resource planning systems and costs to automate business processes. Additionally, other costs primarily consist of asset write-offs and advisory fees incurred in connection with restructuring events. Each restructuring, separation, transition, and other activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring, separation, transition, or other activities in the ordinary course of business. While our operations previously benefited from the employees and facilities covered by our various restructuring and separation charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period. We believe that it is important to understand these charges and that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.
Non-cash interest expense and amortization of debt issuance costs: In accordance with GAAP, we separately account for the value of the conversion feature on our convertible notes as a debt discount, which is amortized in a manner that reflects our debt borrowing rate. Additionally, we amortize debt issuance costs over the term of the related debt. We exclude the difference between the imputed interest expense, which includes the amortization of the conversion feature and of the issuance costs, and the coupon interest expense, because we believe that excluding this item provides meaningful supplemental information regarding operational performance and liquidity, along with enhancing investors’ ability to view the Company’s results from management’s perspective. In addition, excluding this item from the non-GAAP measures facilitates comparisons to our historical operating results and comparisons to peer operating results.

Income tax effects and adjustments: Our non-GAAP tax rate for the third quarter of fiscal 2017 was 29%. We use a projected long-term non-GAAP tax rate in order to provide better consistency across the interim financial reporting periods by eliminating the effects of stock based compensation, amortization of intangible assets and restructuring, separation and transition and other related charges. The long-term projected non-GAAP tax rate also reflects the elimination of the effects of certain discontinued operations accounting policy elections and unique GAAP reporting requirements under discontinued operations as a result of the sale of Veritas. This long-term tax rate could be subject to change for a variety of reasons, such as significant changes in the geographic jurisdictions where we operate. We will evaluate and assess the appropriateness of this rate annually, giving due consideration to the impacts of significant events and structural changes in the Company.
Constant currency:  Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates.  We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.  To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.
Diluted GAAP and non-GAAP weighted-average shares outstanding:  Diluted GAAP and non-GAAP weighted-average shares outstanding are the same except in periods that there is a GAAP loss from continuing operations. In accordance with authoritative accounting guidance, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.

Forward Looking Statements:
This commentary contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws, including statements regarding our projected financial and business results, including Symantec’s expected business momentum in its consumer segment, Symantec’s transformation, including changes to products and services following the proposed acquisition of LifeLock, and Symantec’s cost reduction, integration and synergy efforts.  These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this presentation. Such risk factors include those related to: the potential impact on the businesses of LifeLock and Symantec due to uncertainties in connection with the acquisition; the retention of employees of acquired companies and the ability of Symantec to successfully integrate acquired companies and to achieve expected benefits; general economic conditions; fluctuations and volatility in Symantec’s stock price; the ability of Symantec to successfully execute strategic plans; the ability to maintain customer and partner relationships; our company’s leadership transition plan; anticipated growth of certain market segments; our sales pipeline and business strategy; fluctuations in tax rates and currency exchange rates; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this presentation. Symantec assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec’s Form 10-K for the fiscal year ended April 1, 2016 and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016.